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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2005

TYCO INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in its Charter)

Bermuda (Jurisdiction of Incorporation)	98-0390500 (IRS Employer Identification No.)
001-13836 (Commission File Number)
Second Floor, 90 Pitts Bay Road Pembroke, HM 08, Bermuda (Address of Principal Executive Offices, including Zip Code)
441-292-8674 (Registrant's Telephone Number, including Area Code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

        ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

        On February 14, 2005, Tyco International Ltd. (the "Company" or "Tyco") entered into an employment offer letter with Christopher J. Coughlin in connection with his employment as the Company's Executive Vice President and Chief Financial Officer, effective March 7, 2005. A description of the offer letter is included in Item 5.02 of this Current Report on Form 8-K and is incorporated herein by reference. A copy of the offer letter is also filed as an exhibit to this Current Report on Form 8-K.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        On February 15, 2005, Tyco International Ltd. issued a press release announcing that David J. FitzPatrick, Tyco's Executive Vice President and Chief Financial Officer since September 2002, will retire from the Company on December 31, 2005 to pursue other personal and professional interests. Tyco also announced the appointment of Christopher J. Coughlin, 52, to succeed Mr. FitzPatrick as Tyco's Executive Vice President and Chief Financial Officer, effective March 7, 2005. A copy of the press release is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

        Prior to joining Tyco, Mr. Coughlin served as Chief Operating Officer of The Interpublic Group ("Interpublic") from May 2003 to July 2003 and was Interpublic's Chief Financial Officer from July 2003 to June 2004. Thereafter, Mr. Coughlin remained at Interpublic in a transitional role until December 2004. Prior to joining Interpublic, Mr. Coughlin served as Executive Vice President and Chief Financial Officer of Pharmacia Corporation from 1998 to 2003. Previously, Mr. Coughlin held the same position at Nabisco Holdings, where he also served as President of Nabisco International. Mr. Coughlin is a director of The Dun & Bradstreet Corporation.

        Tyco has entered into an employment offer letter with Mr. Coughlin in connection with his employment as Executive Vice President and Chief Financial Officer. The offer letter provides for an annual base salary of $750,000 and a sign-on bonus of $100,000. Mr. Coughlin will participate in the Company's annual incentive plan with a target opportunity of 100% of salary and a maximum of 200% of salary, prorated for fiscal 2005. Mr. Coughlin will also participate in the Company's long-term incentive program, with fiscal 2005 awards of 250,000 options that vest 1/3 per year over three years and 60,000 shares of restricted stock that vest 100% after three years. In addition, Mr. Coughlin will receive sign-on grants of 100,000 options that vest 1/3 per year over three years and 40,000 shares of restricted stock that vest 100% after three years. The sign-on restricted stock will fully vest in the event of Mr. Coughlin's involuntary termination of employment, other than for cause.

        The offer letter further provides that Mr. Coughlin will participate in the Company's flexible perquisite plan beginning on the first full quarter after his start date, with an allowance of $70,000 per year, to be used toward particular expenses such as car leases, club memberships, executive physicals and income tax preparation. Mr. Coughlin will also be entitled to participate in all employee benefits customarily available to comparable employees, including the Company's 401(k) retirement plan and supplemental savings plan plans, and will participate in the Company's variable universal life insurance, long-term disability and long-term care programs for officers, in the Tyco International (US) Inc. Severance Plan for U.S. Officers and Executives and in the Tyco International (US) Inc. Change in Control Severance Plan for Certain U.S. Officers and Executives. The Company will provide gross-ups for income taxes on the variable universal life insurance and long-term disability programs.

        Mr. Coughlin's employment offer is contingent upon his satisfaction of Tyco's hiring requirements, including execution of the Company's standard confidentiality agreement. Under the offer letter's terms, Mr. Coughlin agrees not to compete with the Company for one year after termination, and agrees not to solicit employees or customers of the Company for two years after termination.

Item 9.01.    Financial Statements and Exhibits.

(c)
Exhibits

Exhibit No.	Description
10.1	Employment Offer Letter dated February 14, 2005 between Tyco International Ltd. and Christopher J. Coughlin (filed herewith).(1)
99.1	Press Release dated February 15, 2005 (filed herewith).

(1)
Management contract or compensatory plan.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO INTERNATIONAL LTD. (Registrant)
By:	/s/ WILLIAM B. LYTTON William B. Lytton Executive Vice President, General Counsel

Date: February 15, 2005

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Offer Letter dated February 14, 2005 between Tyco International Ltd. and Christopher J. Coughlin (filed herewith).(1)
99.1	Press Release dated February 15, 2005 (filed herewith).

(1)
Management contract or compensatory plan.

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  Item 1.01. Entry into a Material Definitive Agreement.
  Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
  Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX